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                                                                   Exhibit 3.22

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (the "Plan") dated as of the 22nd day of December, 2000 is between Trump Taj Mahal Associates, a New Jersey partnership ("Taj Associates" or the "Surviving Entity") and Trump Casino Services, L.L.C., a New Jersey limited liability company ("TCS").

                                   WITNESSETH

          WHEREAS, the respective partners and members of each of Taj Associates and TCS have approved and declared advisable the merger of TCS with and into Taj Associates (the "Merger") and have approved the Merger under the terms and conditions set forth herein;

          WHEREAS, this Plan has been adopted by the partners of Taj Associates and the members of TCS.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

          1.1   The Merger. Upon the terms and subject to the conditions set
                ----------
forth in this Agreement and in accordance with the New Jersey Uniform Partnership Law, as amended (the "NJUPL"), and the New Jersey Limited Liability Company Act, as amended (the "NJLLCA"), at the Effective Time (as defined in
Section 1.3 below) TCS shall be merged with and into Taj Associates and the separate existence of TCS shall thereupon cease. Taj Associates shall be the surviving entity in the Merger, and the separate existence of Taj Associates with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

          1.2   Effects of the Merger. The Merger shall have the effects
                ---------------------
specified in the NJUPL and the NJLLCA. All of the rights, privileges and powers of TCS, and all property, real, personal and mixed, and all debts due to TCS, as well as all other things and causes of action belonging to TCS, shall be vested in the Surviving Entity, and shall thereafter be the property of the Surviving Entity, and the title to any real property vested by deed or otherwise in TCS shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon any property of TCS shall be preserved unimpaired and all debts, liabilities and duties of TCS shall attach to the Surviving Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

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          1.3   Closing. The closing of the Merger (the "Closing") shall take
                -------
place at the offices of Taj Associates, 1000 Boardwalk, Atlantic City, New Jersey 08401 on the date that is (i) no sooner than December 13, 2000 and no later than January 4, 2001, or (ii) at such other place and time and/or on such other date as Taj Associates and TCS may agree in writing (the "Closing Date").

          1.4   Effective Time. As soon as practicable following the Closing,
                --------------
Taj Associates and TCS will cause a Certificate of Merger to be executed and filed with the Department of Treasury of the State of New Jersey as provided in
Section 42:1-49c of the NJUPL and Section 42:2B-20c of the NJLLCA. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Department of Treasury of the State of New Jersey or, if otherwise agreed by Taj Associates and TCS, such later date or time as is established by the Certificate of Merger (the "Effective Time").

          1.5   Further Assurances. If, at any time after the Effective Date,
                ------------------
the Surviving Entity shall consider or be advised that any bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of TCS or (ii) to otherwise carry out the purposes of this Agreement, the Surviving Entity and its proper officers or partners or their designees shall be authorized to execute and deliver, in the name and on behalf of TCS, all such bills of sale, assignments and assurances and to do, in the name and on behalf of TCS, all other acts and things as may be necessary , proper or desirable to vest, perfect or confirm the Surviving Entity's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of TCS, in accordance with the purposes of this Agreement.

                                   ARTICLE II
                    PARTNERSHIP AGREEMENT OF SURVIVING ENTITY

          At the Effective Time, each membership interest in TCS shall be cancelled. Each partnership interest in Taj Associates shall not be changed or converted and shall continue to be issued and outstanding. The partnership agreement of Taj Associates as in effect immediately prior to the Effective Time shall be the partnership agreement of the Surviving Entity, until duly amended as provided therein or by applicable law.

                                   ARTICLE III
                          OFFICERS OF SURVIVING ENTITY

          The officers of Taj Associates immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          4.1   Representations and Warranties of TCS. TCS represents and
                -------------------------------------
warrants to Taj Associates that:

                (a)   Organization and Good Standing. TCS is a limited liability
                      ------------------------------
company duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite limited liability company power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

                (b)   Authority and Approval. TCS has the limited liability
                      ----------------------
company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by TCS and the consummation by TCS of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of TCS. This Agreement has been duly executed and delivered by TCS and (assuming the valid authorization, execution and delivery of this Agreement by Taj Associates) constitutes the valid and binding agreement of TCS enforceable against TCS in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                (c)   Governmental Filings and Approvals. The execution,
                      ----------------------------------
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not require any material consent, waiver or authorization or approval of any governmental or regulatory authority except as to filings with and approvals required under the New Jersey Casino Control Act and rules and regulations promulgated thereunder.

          4.2   Representations and Warranties of Taj Associates. Taj Associates
                ------------------------------------------------
represents and warrants to TCS that:

                (a)   Organization and Good Standing. Taj Associates is a
                      ------------------------------
limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite partnership power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

                (b)   Authority and Approval. Taj Associates has the partnership
                      ----------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Taj Associates and the consummation by Taj Associates of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Taj Associates. This Agreement has been duly executed and delivered by Taj Associates and (assuming the valid authorization,

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execution and delivery of this Agreement by TCS) constitutes the valid and binding agreement of Taj Associates enforceable against Taj Associates in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                (c)   Governmental Filings and Approvals. The execution,
                      ----------------------------------
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not require any material consent, waiver or authorization or approval of any governmental or regulatory authority except as to filings with and approvals required under the New Jersey Casino Control Act and rules and regulations promulgated thereunder.

                                    ARTICLE V
                                   CONDITIONS

          5.1   Conditions to the Obligations of Each Party. The respective
                -------------------------------------------
obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part to the extent permitted by applicable law:

                (a)   Regulatory Consents. All filings required to be made prior
                      -------------------
to the Effective Time with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities (including, without limitation, the New Jersey Casino Control Commission) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained.

                (b)   Litigation. No court or governmental or regulatory
                      ----------
authority of competent jurisdiction (including, without limitation, the New Jersey Casino Control Commission) shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action that prohibits the consummation of the transactions contemplated by this Agreement.

          5.2   Conditions to the Obligations of Taj Associates. The obligation
                -----------------------------------------------
of Taj Associates to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following condition, which may be waived in whole or in part to the extent permitted by applicable law:

                (a)   Representations and Warranties. Each of the
                      ------------------------------
representations and warranties of TCS contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Effective Time.

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          5.3   Conditions to the Obligations of TCS. The obligation of TCS to
                ------------------------------------
effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following condition, which may be waived in whole or in part to the extent permitted by applicable law:

                (a)   Representations and Warranties. Each of the
                      ------------------------------
representations and warranties of Taj Associates contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Effective Time.

                                   ARTICLE VI
                                   TERMINATION

          6.1   Termination. This Agreement may be terminated and the Merger may
                -----------
be abandoned at any time prior to the Effective Time:

                (a)   by mutual written consent of Taj Associates and TCS;

                (b)   by Taj Associates if any of the conditions specified in
Section 5.2 have not been satisfied or waived by Taj Associates;

                (c) by TCS if any of the conditions specified in Section 5.3 have not been satisfied or waived by TCS; or

                (d) by either party if the Merger has not been consummated on or before January 15, 2001.

          6.2   Effect of Termination. In the event of termination of this
                ---------------------
Agreement pursuant to this Article VI, this Agreement shall forthwith terminate without any liability hereunder on the part of Taj Associates or TCS; provided, however, that nothing contained in this Section 6.2 shall relieve any party from any liability for the willful breach of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

          7.1   Amendment. Any provision of this Agreement may be amended by the
                ---------
parties hereto by written agreement executed or delivered at any time prior to the Effective Time.

          7.2   Waiver. At any time prior to the Effective Time, Taj Associates
                ------
and TCS may, unless otherwise set forth in this Agreement, (a) extend the time for the performance of any agreement of the other party hereto, (b) waive any accuracy and the representations and warranties contained herein or (c) waive compliance with any agreement or condition of the other party contained herein. Any agreement on the part of any party to any such extension or waiver shall be effective only if set forth in a writing signed on behalf of such party and deliver to the other party. No failure or delay by any party in exercising any right, power or privilege

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hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege.

          7.3   Notices. All notices, requests and other communications to any
                -------
party hereunder shall be in writing (including the facsimile or similar writing) and shall be given:

                (a)   If to Taj Associates:

                             Trump Taj Mahal Associates
                             1000 The Boardwalk
                             Atlantic City, New Jersey 08401
                             Attn: Vice President, Legal Affairs

                (b)   If to TCS:

                             Trump Casino Services, L.L.C.
                             Huron Avenue and Brigantine Boulevard
                             Atlantic City, New Jersey 08401
                             Attn: Robert M. Pickus

or such other address as may be designated in writing by the party to receive such notice as provided above.

          7.4   No Assignment. This Agreement shall not be assignable by
                -------------
operation of law or otherwise.

          7.5   Governing Law. This Agreement shall be construed in accordance
                -------------
with and governed by the internal laws of the State of New Jersey without regard of principals of conflict of laws.

          7.6   Gaming Laws. Each of the provisions of this Merger Agreement is
                -----------
subject to and shall be enforced in compliance with the New Jersey Casino Control Act and all rules and regulations promulgated thereunder.

          7.7   Entire Agreement. This Agreement embodies the entire agreement
                ----------------
and understanding among the parties hereto and supercedes all prior agreements and understandings relating to the subject matter hereof.

          7.8   No Third Party Beneficiaries. This Agreement is not intended to
                ----------------------------
confer upon any other person or entity any rights or remedies hereunder.

          7.9   Specific Performance. The parties hereto agree that irreparable
                --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in

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accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and any court of the United States or any state having jurisdiction, this being an addition to any other remedy to which they are entitled at law or in equity.

          7.10   Captions. The captions contained in this Agreement are for
                 --------
reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

          7.11   Counterparts. This Agreement may be signed in any number of
                 ------------
counterparts, each of which shall be an original, with the same effect as the signatures thereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        TRUMP TAJ MAHAL ASSOCIATES

                                        By: Trump Atlantic City Corporation,
                                              General Partner


                                              By: /s/ Robert M. Pickus
                                                  ------------------------------
                                                  Robert M. Pickus
                                                  Executive Vice President

                                        TRUMP CASINO SERVICES, L.L.C.

                                        By: Trump Atlantic City Corporation,
                                              Member

                                            By: /s/ Robert M. Pickus
                                                --------------------------------
                                                Robert M. Pickus
                                                Executive Vice President

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